UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 21, 2025
The Ensign Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33757	33-0861263

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29222 Rancho Viejo Road, Suite 127,
San Juan Capistrano,	CA	92675

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (949) 487-9500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ENSG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed on Form 8-K filed on June 20, 2025, Christopher Christensen resigned from the Board of Directors (the “Board”) of The Ensign Group, Inc. (the “Company”) effective September 1, 2025. Mr. Christensen informed the Company that his retirement from the Board is not a result of any disagreement with the Company on any matter relating to its operations, policies or practices.
In connection with his retirement and in recognition of Mr. Christensen’s service to the Board and to the Company since its founding in 1999, on August 21, 2025, the Compensation Committee of the approved that the Company shall: 1) accelerate, effective August 21, 2025, the vesting of 3,300 unvested restricted stock awards, 21,750 unvested stock options and 1,000 unvested restricted stock awards in Standard Bearer Healthcare REIT, Inc. (“Standard Bearer”), all of which were awards previously granted issued to Mr. Christensen; 2) pay Mr. Christensen $2,070,000in cash as a bonus for services rendered between January 1, 2025 to September 1, 2025; and, 3) provide a cash subsidy in the amount up to $150,000 as pre-payment for Mr. Christensen’s health insurance premiums for a five-year period starting September 1, 2025. In addition, Mr. Christensen will provide certain advisory services to the Company’s management team, at their discretion, for a period of up to one year following his transition from Chairman of the Board at a rate not to exceed $100,000 per year.
In addition, under the terms of the Standard Bearer 2022 Omnibus Incentive Plan, the Company has elected to exercise its right to repurchase all of Mr. Christensen’s shares in Standard Bearer, comprising of 19,726 shares of common stock in Standard Bearer (which includes 1,000 restricted stock awards accelerated mentioned above) for $286,027 and one preferred share in Standard Bearer in the amount of $1,366, for a total repurchase price of $287,393. The purchase price of Standard Bearer shares are the fair market value of Standard Bearer common stock and preferred stock as determined by a third-party valuation firm.
Other than the compensation arrangements items described above, there are no arrangements or understandings between Mr. Christensen and the Company, and there are no transactions or any currently proposed transaction in which Mr. Christensen has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ENSIGN GROUP, INC.

Dated: August 26, 2025	/s/ Chad A. Keetch
Chad A. Keetch
Chief Investment Officer